EXHIBIT 11

                         WESTWOOD FINANCIAL CORPORATION

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                                      Three Months Ended
                                                         June 30, 1996
                                                         -------------

        Net Income.........................                   $169,000
                                                              ========


        Primary and fully diluted

        Average shares outstanding.........                    450,350
                                                              ========


        Per share amount...................                      $0.37
                                                                 =====



Earnings per share of common stock for the three months ended June 30, 1995 and 1996 have been determined by dividing net income for the three month period by the weighted average number of shares of common stock outstanding.

                                       13